Exhibit 3.1
Form of Articles of Incorporation
Senior Optician Service, Inc. (Nevada)
Filed with Nevada Secretary of State on June 25, 2007

                            ARTICLES OF INCORPORATION
                                       OF
                          SENIOR OPTICIAN SERVICE, INC.

The undersigned, being a citizen of the United States of America and over the age of eighteen (18) years, for the purpose of filing articles of incorporation under the Nevada Business Corporation Act, Chapter 78 of the Nevada Revised Statutes (NRS) states the following:

                                    ARTICLE I

The name of the corporation is: SENIOR OPTICIAN SERVICE, INC.

                                   ARTICLE II.

The duration of this corporation shall be perpetual.

                                  ARTICLE III.

The purpose or purposes for which this corporation will be re-organized shall be to engage in general business purposes, and to do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinbefore set forth, and to do all other things incidental thereto and therewith connected, which are not forbidden by the laws under which this corporation is organized, by other laws, or by these Articles of Incorporation.

                                   ARTICLE IV.

This corporation shall have all powers granted to private corporations organized for profit by said Nevada Business Corporation Act and in furtherance, and not in limitation, of the powers conferred by the laws of the State of Nevada upon corporations organized for the foregoing purposes, the corporation shall have the power;

(1) To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America, or of any domestic or foreign corporation, and while the holder of such shares, to exercise all privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do, by the president of this corporation or by proxy appointed by him, unless some other person, hit by resolution of the Board of Directors, shall be appointed to vote such shares.

(2) To purchase or otherwise acquire on such terms and such manner as the by-laws of this corporation may from time to time provide, and to own and hold shares of the capital stock of this corporation, and to re-issue the same from time to time.

(3) When and as authorized by vote of the holders of not less than a majority of the shares entitled to vote, at shareholders meetings called for that purpose, or when authorized upon the written consent, of the holders of a majority of such shares, to sell, lease, exchange or otherwise dispose of all, or substantially all, of its property and assets including its good will, upon such terms and for such consideration, which may be money, or other instruments for the payment of money or other property, as the Board of Directors deems expedient or advisable.

(4) To acquire hold, lease, encumber, convey or otherwise dispose of, either alone or in conjunction with others, real and personal property by will or gift.

(5) To enter into any lawful arrangement for sharing profits, union of interest, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business, the purpose of which is similar to the purposes set forth in
Article III of these Articles of Incorporation, and, insofar as it is lawful, to enter into any general or limited partnership, the purpose of which is similar to such purposes.

                                   ARTICLE V.

The agreement for consolidation or merger with one or more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

                                   ARTICLE VI.

The location and post office address of the registered office of this corporation in the State of Washington is: 18610 East 32nd Ave., Greenacres, WA 99016.

                                  ARTICLE VII.

The aggregate number of shares which this corporation shall have authority to issue is. 100,000,000 shares with a par value of $0.00l per share and will be known as "common stock".

(a) The holders of the common stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash or in property or in shares of the capital stock of the corporation.

(b) The common stock may be allotted as and when the Board of directors shall determine, and under and pursuant to the laws of the State of Nevada, and the Board of Directors shall have the power to fix or alter from time to time, in respect to shares then unallotted, any or all of the following; the dividend rate; the redemption price; the liquidation price; the conversion rights; and the sinking or purchase fund rights of shares of any class or of any series of any class. The Board of directors shall also have the power to fix the terms, provisions and conditions of options, to purchase or subscribe for shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof.

(c) No holder of stock of the corporation shall be entitled to any cumulative voting rights.

(d) No holder of stock of the corporation shall have any preferential, pre-emptive or other right of subscription to any shares of any class of stock of the corporation allotted or sold, or be allotted or sold, and now or hereafter authorized, or to any obligations convertible into stock of the corporation of any class, no any right of subscription to any part thereof.

(e) The transfer of stock may be restricted by an agreement signed by the holders of a majority of the shares entitled to vote. Said agreement will be retained as part of the corporate records.

                                  ARTICLE VIII.

Meetings of shareholders, whether annual or special, shall be held at the registered office of the corporation at such time and date as may be fixed by the Bylaws, or at any other place or consented to in writing by all of the shareholders entitled to vote thereat. If the Nevada Statutes are hereinafter amended to authorize further elimination or limitation of the liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by Nevada Statutes.

Such indemnification shall be in addition to any other rights which those indemnified may have under any law, agreement or resolution of the Board of Directors or stockholders of the Corporation. The Corporation shall purchase and maintain insurance on behalf of any such directors, officers, employees or agents, to the extent that it shall have power to do so by statute.

                                   ARTICLE IX.

     Section 1. The business of this corporation shall be managed by a Board of Directors, who shall be elected at the annual meeting of the shareholders, provided, however, the vacancies in the Board of Directors may be filled by the remaining directors, and each person so elected shall be a director until his successor is elected at an annual meeting of the shareholders or at a special meeting duly called therefore. Until otherwise fixed by the Bylaws, the Board of Directors shall consist of three (3) to nine (9) members; a director need not be a shareholder.

Section 2. The Board of Directors shall have the authority to make and alter Bylaws, subject to the power of the shareholders to change or repeal such Bylaws, provided, however, that the Board shall not make or alter any Bylaw fixing the number, qualification or term of office of the directors.

     Section 3. (a) No person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith, if such person
(i) exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, or (ii) took, or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers or employees of the corporation which he had reasonable grounds to believe or upon a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants. (b) The corporation shall indemnify any and all persons who may serve at any time as directors or officers, who, at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or any own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns?, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them by reason of being or having been directors or officers or a director or officer of the corporation, or if such other corporation, except in relating to matters as to which any director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of duty. Such indemnification shall be in addition to any other right to which those indemnified may he entitles under any law, bylaws, agreement, vote of stockholders or otherwise.

                                   ARTICLE X.

Any provision contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stockholders entitled to vote.

Section 1. The provisions relating to the Control Share Voting provisions of the Nevada Business Corporation Act, as amended, and any successor provisions shall not apply to the Corporation

Section 2. The provisions relating to the Business Combination Act, as amended, and any successors' provisions shall not apply to the Corporation.

     IN WITNESS WHEREOF, the undersigned corporate officer has hereunto affixed his signature at Spokane, Washington this 20th day of June, 2007.

SENIOR OPTICIAN SERVICE, INC.


/s/Gregory M. Wilson
--------------------
By: Gregory M. Wilson
Title: Incorporator